SECOND AMENDED AND RESTATED BY LAWS
                       -----------------------------------

                                       OF
                                       --

                           QUEST RESOURCE CORPORATION
                           --------------------------

                                    ARTICLE I
                                     OFFICES
                                     -------

      The principal office of the corporation shall be located in the County of Oklahoma, State of Oklahoma. The corporation may have such other offices or relocate its principal offices either within or without the state of incorporation as the Board of Directors may designate or as the business of the corporation may require from time to time.

      The registered office of the corporation required by the Articles of Incorporation to be maintained in the state of incorporation may be, but need not be, identical with the principal offices in the state of incorporation and the address of the registered office may be changed from time to time by the Board of Directors.

                                   ARTICLE II
                                  STOCKHOLDERS
                                  ------------

     Section 1. Annual Meeting. The annual meeting of the stockholders shall be held on such date as the Board of Directors shall determine by resolution. If the election of directors shall not be held on the day thus designated for any annual meeting of the stockholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders called for that purpose as soon thereafter as may be practicable.

     Section 2. Special Meeting. A special meeting of the holders of any one or more classes of the capital stock of the Corporation entitled to vote as a class or classes with respect to any matter, as required by law or as provided by the Articles of Incorporation, may be called at any time and place only by the Chairman of the Board, the President or the Board of Directors.

     Section 3. Place of Meeting. The Board of Directors may designate any place, either within or without the state of incorporation, as the place of meeting for any annual or special meeting. If no designation is made, the place of meeting shall be the principal office of the corporation.

     Section 4. Nomination of Directors. Nomination of persons for election to the Board of Directors of the Corporation at a meeting of the stockholders may be made by or at the direction of the Board of Directors or may be made at a meeting of stockholders by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting in compliance with the notice procedures set forth in this SECTION 4 of ARTICLE II. Such nomination, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than fourteen (14) days nor more than fifty (50) days prior to the meeting; provided, however, that in the event that less than twenty-one (21) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received no later than the close of business on the seventh (7th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and, if known, residence address of the proposed nominee, (ii) the principal occupation or employment of the proposed nominee, and (iii) the number of shares of stock of the Corporation which are beneficially owned by the proposed nominee and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and
(b) as to the stockholder giving the notice (i) the name and record address of the stockholder and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as Director of the Corporation. No person shall be eligible for election as a Director of the Corporation at a meeting of the stockholders unless such person has been nominated in accordance with the procedures set forth herein. If the facts warrant, the Chairman of the meeting shall determine and declare to the meeting that a nomination does not satisfy the requirements set forth in the preceding sentence and the defective nomination shall be disregarded. Nothing in this SECTION 4 shall be construed to affect the requirements for proxy statements of the Corporation under Regulation 14A of the Exchange Act.

     Section 5. Presentation of Business at Stockholders' Meetings. At any meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than fifty (50) days nor more than seventy-five (75) days prior to the meeting; provided, however, that in the event that less than sixty-five (65) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received no later than the close of business on the fifteenth (15th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder's notice to the Secretary shall set forth (a) as to each matter the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder, (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder and (iii) any material interest of the stockholder in such business. No business shall be conducted at a meeting of the stockholders unless proposed in accordance with the procedures set forth herein. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the foregoing procedure and such
                                        2
business shall not be transacted. To the extent this SECTION 5 shall be deemed by the Board of Directors or the Securities and Exchange Commission, or finally adjudged by a court of competent jurisdiction, to be inconsistent with the right of stockholders to request inclusion of a proposal in the Corporation's proxy statement pursuant to Rule 14a-8 promulgated under the Exchange Act, such rule shall prevail.

     Section 6. Notice of Meeting. Written or printed notice, stating the place, day, and hour of the meeting and the purpose or purposes for which meeting is called, shall be delivered not less than10 days nor more than 60 days before such meeting.

     Section 7. Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or adjournment thereof, or stockholders entitled to receive payment of any dividend; or in order to make a determination of stockholders for any other proper purpose, the Board of Directors of the corporation may fix in advance a date as the record date for any such determination of stockholders. Such date, in case of a meeting of stockholders, shall be not more than sixty days prior to the date on which the particular action requiring such determination of stockholders is to be taken.

     Section 8. Quorum. One-third of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than one-third of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     Section 9. Manner of Acting. The affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater proportion or number or voting by classes is otherwise required by statute or by the Articles of Incorporation or these bylaws.

     Section 10. Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after six months from the date of its execution unless coupled with an interest, or unless the person executing it specifies therein the length of time it is, to continue in force, which in no case may exceed 7 years from the date of its execution.

     Section 11. Voting of Shares. Except as otherwise set forth in this Article II, each outstanding share of common stock shall entitle the registered holder thereof to one vote upon each matter submitted to a vote at a meeting of stockholders.

     Section 12. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent, or proxy of the other corporation as the bylaws of such officer, agent, or proxy of the other corporation as the bylaws of corporation may

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

prescribe or, in the absence, of such provision, as the board of directors of such corporation may determine.

      Shares held by an administrator, executor, guardian, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of the shares into his name.

      Shares standing in name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

      A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

      Neither treasury shares nor shares held by another corporation, if the majority of shares entitled to vote for the election of directors of such other corporation is held by the corporation, may be voted, directly or indirectly, at any meeting or counted in determining the total number of outstanding shares at any given time.

      Redeemable shares which have been called for redemption shall not be entitled to vote on any matter and shall not be, deemed outstanding shares an and after the date on which written notice of redemption has been mailed to stockholders and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders of the shares upon surrender of certificates therefor.

     Section 13. Informal Action by Stockholders. Any action required to be taken at a meeting of the stockholders or any other action which may be taken at a meeting of the stockholders may be taken without a meeting, if a consent in writing, setting forth the action, so taken, shall be signed by stockholders holding 100% of the of the voting power. A written consent is not valid unless it is (i) signed by the stockholder, (ii) dated as to the date of the stockholders signature, and (iii) delivered, within 60 days after the earliest date that a stockholder signed it, in person or by certified or registered mail, return receipt requested, to the corporation's principal place of business, or to the officer or agent who has custody of the book in which the minutes of meetings of stockholders are recorded. If any action is taken which was authorized by written consent (a) prompt notice of the action must be given to any stockholders who did not consent in writing, and (b) any certificate required to be filed must state that written consent and notice has been given in accordance with the provisions of Nevada Revised Statutes, 1957, as amended,
Section 78.320.

     Section 14. Voting by Ballot. Voting on any question or in any election may be by voice vote unless the presiding officer shall order or any stockholder shall demand that voting be by ballot.

     Section 15. Certification. The Board of Directors may adopt by resolution a procedure whereby a stockholder of the corporation may certify in writing to the corporation that all or a

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

portion of the shares registered in the name of such stockholder are held for the account of a specified person or persons. Upon receipt by the corporation of a certification complying with the procedure thus established, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the stockholder making the certification.

                                  ARTICLE III
                               BOARD OF DIRECTORS
                               ------------------

     Section 1. General Powers. The business and affairs of the corporation shall be managed by its Board of Directors. In addition to the powers and authorities by the Amended Articles of Incorporation and by these Bylaws expressly conferred upon them, the Board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

      The Board of Directors may, by resolution, or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation which to the extent provided in the resolution or resolutions, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation to be affixed to all papers on which the corporation desires to place on a seal.

     Section 2. Number, Tenure, and Qualification. The number of directors of the corporation shall be as established from time to time by resolution of the Board of Directors. The number of directors shall not be more than 12 nor less than three except that there need be only as many directors as there are stockholders in the event that the outstanding shares are held of record by fewer than three stockholders. Subject to the provisions of Article VIII,
Section 2 of the corporation's Amended Articles of Incorporation, each director shall hold office until the next annual meeting of stockholders or until his successor has been elected and qualified. Directors need not be residents of the state of incorporation or stockholders of the corporation.

     Section 3. Regular Meetings. A regular meeting of the Board of Directors shall be held, without other notice than these Bylaws, immediately after and at the same place as the annual meeting of stockholders. The Board of Directors may provide, by resolution, for the holding of additional regular meetings, without notice other than such resolution. The Board of Directors may hold any such additional regular, meetings by telephone conference or other means of electronic communication by which all directors can hear and speak to each of the other directors. Each person participating in a telephone conference meeting must sign the minutes thereof.

     Section 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the chairman of the Board of Directors, the President, or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the state of incorporation, as the place for holding, any special meeting of the Board of Directors called by them. The Board of Directors may hold any special meeting by telephone conference or other means of electronic communication by

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


which all directors can hear and speak to each of the other directors. Each person participating in a telephone conference meeting must sign the minutes thereof.

     Section 5. Notice. Notice of any special meeting shall be given at least one day previous thereto by oral or written notice given or delivered personally to each director. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of meeting of the Board of Directors by telephone, conference or other means of electronic communication by which such director can hear and speak to each of the other directors. Each person participating in a telephone conference meeting must sign the minutes thereof.

     Section 6. Quorum. A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

     Section 7. Action by Consent of Board of Directors without a Meeting. Any action required or permitted to be taken by the Board of Directors, under any provision of the laws of the state of incorporation may be taken without a meeting if all members of the Board of Directors shall individually or collectively, consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors. Such action by written consent shall have the same force and effect as a unanimous vote of such directors. Any certificate or other document filed under any provision of the laws of the state of incorporation which relates to an action so taken shall state that the action was taken by unanimous written consent of the Board of Directors without a meeting. Such statement shall be prima facie evidence of such authority.

     Section 8. Manner of Acting. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

      The order of Business at any regular meeting or special meeting of the Board of Directors shall be:

     1.  Calling the roll.
     2. Secretary's proof of due notice of meeting, if required.
     3. Reading and disposal of unapproved minutes.
     4. Reports of officers.
     5. Unfinished business.
     6. New business.
     7. Adjournment

     Section 9. Vacancies. Any vacancy, regardless of whether caused by resignation, death, disability or an increase in the number of directors, occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director

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

elected to fill a vacancy caused by a resignation, death or disability shall be elected for the unexpired term of his predecessor in office. A director elected to fill a vacancy caused by an increase in the number of directors serves until the next annual meeting of stockholders.

     Section 10. Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as a director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor or from receiving compensation for any extraordinary or unusual service as a director.

     Section 11. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     Section 12. Resignation of Officers or Directors. Any director or other officer may resign his office at any time, such resignation to be made in writing and to take effect from the time of its receipt by the corporation unless a time be fixed in the resignation and then it will take effect from that date. The acceptance of the resignation shall not be required to make it effective.

     Section 13. Removal. Any director or directors of the corporation may be removed at any time, with or without cause, in the manner provided in the applicable laws of the state of incorporation.

                                   ARTICLE IV
                                    OFFICERS
                                    --------

     Section 1. Number. The officers of the Corporation shall be a Chairman of the Board of Directors, Chief Executive Officer, President, Chief Financial Officer, one or more of Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary, and a Treasurer, all of whom shall be designated executive officers and each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary shall be designated administrative assistant officers and may be appointed by the Chief Executive Officer. Any two or more offices may be held by the same person.

     Section 2. Election and Term of Office. The executive officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be practicable. Each executive officer shall hold office until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall have resigned or shall have been removed in the manner hereinafter provided.

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


     Section 3. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

     Section 4. Vacancies. A vacancy in any executive office, because of death, resignation, removal, disqualification, or otherwise, may be filled by the Board of Directors.

     Section 5. Chairman of the Board of Directors. A Chairman of the Board of Directors shall be elected by the Board of Directors. He shall preside at all meetings of the stockholders and of the Board of Directors.

     Section 6. Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, he shall have full supervisory authority and responsibility for the business and affairs of the Corporation and supervisory authority over the other officers. The Chief Executive Officer shall report directly to the Board of Directors. The Chief Executive Officer (i) shall have signatory authority only as delegated to the Chief Executive Officer by the Board of Directors and (ii) in general, shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time. The Chief Executive Officer shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the stockholders of any corporation in which the Corporation may hold stock, and at any such meetings, shall possess and may exercise any and all rights and powers incident to the ownership thereof.

     Section 7. President. The President shall be an executive officer and shall also serve as the chief operating officer of the Corporation. The President shall only have such authority and responsibility as delegated to him by the Chief Executive Officer or the Board of Directors of the Corporation.

     Section 8. Chief Financial Officer. The Chief Financial Officer shall be an executive officer and the chief financial officer of the Corporation and shall only have such authority and responsibility as delegated to him by the Chief Executive Officer or the Board of Directors of the Corporation.

     Section 9. Vice President. In the absence of the Chief Executive Officer and the President or in the event of their deaths or inability or refusal to act, the Vice President (or, in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or, in the absence of any designation, then in the order of their election) shall perform, at the direction of the Board of Directors, the duties of the Chief Executive Officer and/or President, as applicable, and, when so acting, shall have all the powers of the Chief Executive Officer and President, respectively. Any Vice President shall perform such other duties as from time to time may be assigned to him by the Chief Executive Officer, by the President or by the Board of Directors.

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


     Section 10. Secretary. The Secretary shall: (a) keep the minutes of all meetings of the Corporation's stockholders and of the Board of Directors in one or more books provided for the purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholders; (e) sign with the Chief Executive Officer or the President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chief Executive Officer, by the President or by the Board of Directors.

     Section 11. Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. Subject to the supervisory authority of the Chief Executive Officer, he shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for monies due and payable to the Corporation from any source whatsoever and deposit all such monies in the name of the Corporation in such banks, trust companies, or other depositories as shall be selected in accordance with the provisions of Article V of these Bylaws; and (c) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chief Executive Officer, by the President or by the Board of Directors. If no Treasurer is in office, the Chief Financial Officer shall perform and possess the duties, rights and responsibilities of the Treasurer.

     Section 12. Assistant Secretaries and Assistant Treasurers. The assistant secretaries, if any and when authorized by the Chief Executive Officer or the President, may sign with either of the Chief Executive Officer or the President, certificates for shares of the Corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. The assistant treasurers, if any, shall, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chief Executive Officer or the President.

     Section 13. Salaries. The salaries of the executive officers shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.


                                   ARTICLE V
                     CONTRACTS, LOANS, CHECKS, AND DEPOSITS
                     --------------------------------------

     Section 1. Contracts. The Board of Directors may authorize any officer or officers, or agent or agents to enter into any contract or execute and deliver any instrument in the name of

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

and on behalf of the corporation, and such authority may be general or confined to specific instances.

     Section 2. Loans. No loans in excess of $5,000 shall be contracted on behalf of the corporation, and no evidence of indebtedness in excess of $5,000 shall be issued in its name, unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     Section 3. Checks, Drafts, etc. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness, issued in the name of the corporation, shall be signed by such officer or officers or agent or agents of the corporation in such manner as shall from time to time be determined by resolution of the Board of Directors.

     Section 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time-to-time to the credit of the corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

                                   ARTICLE VI
                  CERTIFICATES FOR SHARES AND THEIR TRANSFER
                  ------------------------------------------

     Section 1. Certificates for Shares. The Board of Directors may authorize the issuance or undertificated shares of some or all of the shares of any or all of its classes or series. Within a reasonable time after the issuance or transfer of shares without certificates, the corporation shall send the stockholder a written statement signed by officers or agents designated by the corporation for that purpose, certifying as to the number of shares owned by such stockholder. At least annually thereafter, the corporation shall provide to its stockholders of record a written statement confirming the information previously sent pursuant to the preceding sentence.

      Certificates representing shares of the corporation shall be respectively numbered serially for each class of shares, or series thereof, as they are issued, shall be impressed with the corporate seal or a facsimile thereof, and shall be signed by the President or a Vice President and by the Treasurer or an assistant treasurer or by the secretary or an assistant secretary; provided, however, that such signatures may be facsimile if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or any of its employees. Each certificate shall state the name of the corporation, the fact that the corporation is organized or incorporated under the laws of the state of incorporation, the name of the person to whom it is issued, the date of issue, the class (or series of any class), the number of shares represented thereby, and the par value of the shares represented thereby or a statement that such shares are without par value. A statement of the designations, preferences, qualifications, limitations, restrictions, and special or relative rights of the shares of each class shall be set forth, in full or summarized on the face or back of the certificates which the corporation shall issue. In lieu thereof the certificate may set forth that, such a statement or summary will be furnished to any stockholder upon request without charge. Any restriction on transfer imposed by the corporation shall be noted conspicuously on each certificate. Each certificate shall be otherwise in such form as may be prescribed by the Board of Directors and as shall conform to the rules of any stock exchange on which the shares may be listed.

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


     Section 2. Cancellation of Certificates. All certificates surrendered to the corporation for transfer shall be canceled and no new certificates shall be issued in lieu thereof until the former certificate for a like number of shares shall have been surrendered and canceled, except as herein provided with respect to lost, stolen, or destroyed certificates.

     Section 3. Lost, Stolen, or Destroyed Certificates. Any stockholder claiming that his certificate for shares is lost, stolen, or destroyed may make an affidavit or affirmation of that fact and lodge the same with the Secretary of the corporation, accompanied by a signed application for a new certificate. Thereupon, and upon the giving of a satisfactory bond of indemnity to the corporation not to exceed an amount double the value of the shares as represented by such certificate (the necessity for such bond and the amount thereof to be determined by the President or Treasurer of the corporation), a new certificate may be issued of the same tenor and representing the same number, class, and series of shares as were represented by the certificate alleged to be lost, stolen, or destroyed.

     Section 4. Transfer of Shares. Subject to the terms of any stockholder agreement relating to the transfer of shares or other transfer restrictions contained in the Articles of Incorporation or authorized therein, shares of the corporation shall be transferable on the books of the corporation by the holder thereof in person, by his legal representative who shall furnish proper evidence of authority to transfer, or, by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, upon the surrender and cancellation of a certificate or certificates for a like number of shares upon presentation and surrender of a certificate for shares properly endorsed and payment of all taxes therefor, the transferee shall be entitled to a new certificate or certificates in lieu thereof. As against the corporation, a transfer of shares can be made on the books of the corporation and in the manner hereinabove provided, and the corporation shall be entitled to treat the holder of record of any share as the owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall be express, or other notice thereof, save as expressly provided by the statutes of the state of incorporation.

     Section 5. Acquisition of a Controlling Interest. To the fullest extent permitted by the laws of the State of Nevada (currently set forth in Section 78.378(l) of the Nevada Revised Statutes, 1957, as amended), as the same now exists or may hereafter be amended or supplemented, the provisions of NRS
Section 78.378 to 78.3793, inclusive, shall not apply to the capital stock of the corporation.

                                  ARTICLE VII
                                WAIVER OF NOTICE
                                ----------------

      Whenever any notice is required to be given to any stockholder or director of the corporation, a waiver thereof in writing, signed by the, person or persons, entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent, to the giving of such notice.

                                  ARTICLE VIII
                                   AMENDMENTS
                                   ----------

      These Bylaws may be altered, amended, or repealed, and new Bylaws may be adopted, by the affirmative vote of a majority of the members of the Board of Directors represented at any regular or special meeting of the Board of Directors.

                                   ARTICLE IX
                 UNIFORMITY OF INTERPRETATION AND SEVERARILITY
                 ---------------------------------------------

      The Bylaws shall be so interpreted and construed as to conform to the Articles of Incorporation and the statutes of the state of incorporation or of any other state in which conformity ma become necessary by reason of the qualification of the corporation to do business in such foreign state, and where conflict between these Bylaws and the Articles of Incorporation or the statutes of the state of incorporation has arisen or shall arise, these Bylaws shall be considered to be modified to the extent, but only to the extent, conformity shall require. If any provision hereof or, the application thereof shall be deemed to be invalid by reason of the foregoing sentence, such invalidity shall not affect the validity of the remainder of the Bylaws without the invalid provision or the application thereof and the provisions of these Bylaws are declared to be severable.

                                   CERTIFICATE
                                   -----------

      I hereby certify that the foregoing Second Amended and Restated Bylaws, consisting of 13 pages, including this page, constitute the Second Amended and Restated Bylaws of Quest Resource Corporation, adopted by the Board of Directors of the corporation as of October 13, 2005.



                                /s/ David E. Grose
                               -------------------------------
                               David E. Grose, Corporate Secretary



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